As filed with the Securities and Exchange Commission on March 6, 2019

Registration No. 333-229590

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHOCKWAVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	27-0494101
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5403 Betsy Ross Drive

Santa Clara, California 95054

(510) 279-4262

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Douglas Godshall

President & Chief Executive Officer

ShockWave Medical, Inc.

5403 Betsy Ross Drive

Santa Clara, California 95054

(510) 279-4262

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alan F. Denenberg Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000	Charles S. Kim David Peinsipp Kristin E. VanderPas Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-229590

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee(3)
Common Stock, par value $0.001 per share	805,000	$17.00	$13,685,000	$1,658.63

(1)

Represents only the additional number of shares being registered and includes an additional 105,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-229590).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)

The registrant previously registered 5,750,000 shares of its common stock with an aggregate offering price not to exceed $92,000,000 on a Registration Statement on Form S-1 (File No. 333-229590), which was declared effective by the Securities and Exchange Commission on March 6, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13,685,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by ShockWave Medical, Inc. (the “Registrant”) by 805,000 shares, 105,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-229590) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 6th day of March, 2019.

SHOCKWAVE MEDICAL, INC.

By:	/s/ Douglas Godshall
Douglas Godshall President, Chief Executive Officer & Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date
/s/ Douglas Godshall		March 6, 2019
Douglas Godshall	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Dan Puckett		March 6, 2019
Dan Puckett	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
*		March 6, 2019
C. Raymond Larkin, Jr.	Director

*		March 6, 2019
F.T. “Jay” Watkins	Director

*		March 6, 2019
Antoine Papiernik	Director

*		March 6, 2019
Colin Cahill	Director

*		March 6, 2019
Federic Moll, M.D.	Director

*		March 6, 2019
Laura Francis	Director

*By: /s/ Douglas Godshall
Douglas Godshall
Attorney-in-Fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

25.1	Powers of Attorney (included on signature page of Registration Statement on Form S-1, File No. 333-229590)